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                                                                     Exhibit 5.1

[MAYER BROWN ROWE & MAW LOGO]

August 4, 2004                                      Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

iPCS, Inc.                                              Main Tel (312) 782-0600
1901 North Roselle Road                                 Main Fax (312) 701-7711
Schaumburg, Illinois  60195                              www.mayerbrownrowe.com

Re:    REGISTRATION STATEMENT ON FORM S-4 RELATING TO 11 1/2% SENIOR NOTES DUE
       2012

Ladies and Gentlemen:

       We have acted as special counsel to iPCS, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-4, File No. 333-______ (the "Registration Statement") relating to an offer to exchange (the "Exchange Offer") the Company's registered 11 1/2% Senior Notes due 2012 (the "New Notes") and the related guarantees (the "Subsidiary Guarantees") of certain subsidiaries of the Company listed on Annex A to this opinion (the "Subsidiary Guarantors"). The New Notes will be offered in exchange for any and all of the Company's outstanding unregistered 11 1/2% Senior Notes due 2012 (the "Old Notes"). The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of April 30, 2004 (the "Indenture"), among the Company, iPCS Escrow Company (as predecessor to the Company), the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the "Trustee").

       This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

       In rendering the opinions set forth below, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company and the Subsidiary Guarantors as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinions set forth below.

       Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

     Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
              Manchester New York Palo Alto Paris Washington, D.C.
 Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

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iPCS, Inc.
August 4, 2004
Page 2

       1. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the execution and delivery of the New Notes (in the form examined by us) have been duly authorized by all necessary action on the part of the Company, when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture and delivered in exchange for the Old Notes pursuant to the Indenture and the Exchange Offer, the New Notes will be valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

       2. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Subsidiary Guarantees has been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors, when executed and authenticated by the Trustee in accordance with its terms and the terms of the Indenture, and delivered pursuant to the Indenture and the Exchange Offer, the Subsidiary Guarantees will be valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

       Our opinion as to enforceability of the New Notes and the Subsidiary Guarantees is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the New Notes or the Subsidiary Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby. We express no opinion concerning federal or state securities laws.

       Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We express no opinion and make no representation with respect to the law of any other jurisdiction.

       This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is

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iPCS, Inc.
August 4, 2004
Page 3

filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

       Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                                Very truly yours,

                                                /s/ Mayer, Brown, Rowe & Maw LLP


                                                Mayer, Brown, Rowe & Maw LLP


PWT/RJW

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                                                                         ANNEX A


                              SUBSIDIARY GUARANTORS


iPCS Wireless, Inc.

iPCS Equipment, Inc.